COTYBEAUTY
A Division of Coty

Mr Wolfgang Schwarz
CEO Look Models International Inc
Passauerplatz 1
1010 Wien
Austria

Paris, March 28, 2003

Dear Wolfgang,

     We are pleased to confirm our will to finalize the licence agreement between Coty Beauty and Look Models for the development of a fragrance line under the Pret-a-Porter brand endorsed by Look Models.

     The draft agreement you developed together with our Eastern Europe team is currently being reviewed by our corporate lawyer's head office. We shall come back to you next week with final details.

Best regards

/s/Massimillano Ferari
Massimillano Ferari
Marketing Director